EXHIBIT 99.1

For Immediate Release	July 2, 2008
Crown Crafts, Inc. and Wynnefield Capital Reach Agreement
Regarding Voting and Governance Matters
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) and Wynnefield Partners Small Cap Value, L.P. and its affiliates (collectively, “Wynnefield”) today announced that they have reached an agreement regarding certain voting and governance matters. Under the agreement, Wynnefield’s designee, Joseph Kling, has been appointed to serve on the Company’s Board of Directors, effective immediately, and will be included in the Company’s 2008 proxy statement as a nominee for election to the Board at the Company’s 2008 annual meeting of stockholders, and Wynnefield has agreed not to solicit proxies in connection with the Company’s 2008 and 2009 annual meetings and to vote all its shares in support of the Board’s director nominees and to vote its shares in the same proportion as the votes cast by stockholders not affiliated with the Company with respect to all other matters at such meetings. The Company’s 2008 annual meeting will be held on August 12, 2008.
The Company’s agreement with Wynnefield also permits Wynnefield to acquire, in the aggregate, up to 20% of the outstanding shares of the capital stock of the Company between July 1, 2008 and the earlier of August 31, 2009 and the date immediately following the date of the Company’s 2009 annual meeting of stockholders. At the time of the execution of the agreement, Wynnefield owned, in the aggregate, 1,463,325 shares of the Company’s Series A common stock, representing approximately 15.6% of the Company’s outstanding shares.
Mr. Kling, 78, is currently, and has been since 1989, a consultant to various companies in the toy industry and the infant and juvenile apparel industries, providing consulting and advisory services to companies in connection with mergers and acquisitions as well as acquisitions of intellectual property licenses and rights. Since April 1991, Mr. Kling has served as president and chief executive officer of MLJ, Inc., his privately-held consulting company. From 1988 to 2007, Mr. Kling served as a member of the board of directors of Russ Berrie and Company, Inc., an NYSE-listed company and a leader in the gift and juvenile products industry. He also served as a member of the compensation committee and audit committee of the board of directors of Russ Berrie. From 1985 to 1989, Mr. Kling also served as Chief Executive Officer of View-Master-Ideal, a toy manufacturer.
In addition, on July 1, 2008, the Company was informed that Dr. James A. Verbrugge has decided that he will not stand for re-election at the Company’s 2008 annual meeting so that he may devote more time to other matters. Dr. Verbrugge has served as a director of the Company since July 2001 and is a member of the Audit Committee. Dr. Verbrugge will continue to serve as a director and a member of the Audit Committee until the expiration of his term at the 2008 annual meeting.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant and toddler consumer products, including bedding, blankets, bibs, bath items and accessories. Its operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest distributor of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

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